                                                                     Exhibit 4.4

                             1997 STOCK OPTION PLAN
                                       OF
                             THE QUIGLEY CORPORATION
                (as amended on May 2001, July 2002 and June 2005)

            1. PURPOSE OF THE PLAN.

            This  1997  Stock  Option  Plan  (the  "Plan")  is  intended  as  an incentive,  to retain in the employ or as directors,  of The Quigley Corporation
(the "Company") and any Subsidiary of the Company (within the meaning of Section
424(f) of the Internal  Revenue Code of 1986, as amended (the "Code")),  persons of training,  experience and ability,  to attract new  employees,  and directors whose services are considered valuable, to encourage the sense of proprietorship and to  stimulate  the active  interest of such persons in the  development  and financial success of the Company and its Subsidiaries.

            It is further  intended that certain options granted pursuant to the
Plan shall constitute  incentive stock options within the meaning of Section 422 of the Code  ("Incentive  Options") while certain other options granted pursuant to the Plan  shall  be  nonqualified  stock  options  ("Nonqualified  Options").
Incentive  Options  and the  Nonqualified  Options are  hereinafter  referred to collectively as "Options."

            The  Company  intends  that the Plan meet the  requirements  of Rule
16b-3 ("Rule 16b-3")  promulgated under the Securities  Exchange Act of 1934, as amended (the  "Exchange  Act") and that  transactions  of the type  specified in subparagraphs  (c) to (f)  inclusive of Rule 16b-3 by officers and  directors of the Company  pursuant to the Plan will be exempt from the  operation  of Section
16(b) of the Exchange Act. In all cases, the terms,  provisions,  conditions and limitations of the Plan shall be construed and  interpreted  consistent with the
Company's intent as stated in this Section 1.

            2. ADMINISTRATION OF THE PLAN.

            The Plan shall be administered by a committee  initially  consisting of  Mr.  Guy  J.  Quigley,  and  Mr.  Charles  A.  Phillips  (the  "Committee").
Replacements  on the  Committee  shall be appointed by the Board of Directors of the  Company  (the  "Board").  The members of the  Committee  shall serve at the pleasure  of the  Board.  Notwithstanding  the  foregoing,  with  respect to any
Options  granted to directors  and  "officers"  (as such term is defined in Rule
16a-1 of the Securities and Exchange  Commission ("Rule 16a-1"),  if and as Rule
16b-3 is then in effect) of the Company,  the Plan shall be  administered by the entire  Board,  unless  the  Committee  at the  time of  grant,  award  or other acquisition under the Plan of Options to any such person consists of two or more directors  of the Company  that are  "Non-Employee  Directors"  (as such term is defined in Rule 16b-3 of the Securities and Exchange  Commission ("Rule 16b-3"),
if and as Rule 16b-3 is then in effect).

            The  Committee,  subject to Section 3 hereof,  shall have full power and  authority to designate  recipients  of Options,  to determine the terms and conditions of respective  Option agreements (which need not be identical) and to interpret the provisions and supervise the  administration of the Plan.  Subject to Section 7 hereof, the Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified  Options.  To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

            Subject to the provisions of the Plan, the Committee shall interpret the Plan and all  Options  granted  under the Plan  shall  make such rules as it deems  necessary  for the  proper  administration  of the  Plan,  make all other determinations  necessary or advisable  for the  administration  of the Plan and correct any defects or supply any omission or reconcile any inconsistency in the
Plan or in any  Options  granted  under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any Options into effect.
The act or  determination  of a majority of the Committee  shall be deemed to be the act or  determination  of the Committee and any decision  reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties.

            In the event that for any reason the  Committee  is unable to act or if the Committee at the time of any grant,  award or other acquisition under the
Plan of Options or Stock as hereinafter  defined does not consist of two or more
Non-Employee  Directors,  or if there shall be no such Committee,  then the Plan shall  be  administered  by the  Board  and  any  such  grant,  award  or  other acquisition  may be approved or ratified  in any other  manner  contemplated  by subparagraph (d) of Rule 16b-3.

            Notwithstanding anything herein to the contrary, any options granted to the Company's Chief  Executive  Officer or to any of the Company's other four
most   highly   compensation   officers   that  are   intended   to  qualify  as
performance-based  compensation  under  Section  162(m)  of the Code may only be granted by a Committee  consisting of two or more  directors of the Company that are "Outside Directors" (as such term is defined in Section 162(m) of the Code).

            3. DESIGNATION OF OPTIONEES.

            The persons eligible for  participation in the Plan as recipients of
Options ("Optionees") shall include full-time and part-time employees,  officers and directors of the Company or any Subsidiary;  provided that Incentive Options may only be  granted  to  employees  of the  Company  and the  Subsidiaries.  In selecting  Optionees,  and in determining  the number of shares to be covered by each Option  granted to  Optionees,  the  Committee  may  consider the office or position held by the Optionee,  the Optionee's degree of responsibility  for and contribution  to the growth and  success of the Company or any  Subsidiary,  the
Optionee's length of service, promotions, potential and any other facts to which the Committee may consider relevant.  Subject to the next sentence,  an employee who has been granted an Option hereunder may be granted an additional  Option or
Options, if the Committee shall so determine.

            4. STOCK RESERVED FOR THE PLAN.

            Subject to  adjustment  as provided in Section 7 hereof,  a total of four million five hundred thousand  (4,500,000)  shares of common stock,  $.0005 par value ("Stock"),  of the Company shall be subject to the Plan. The shares of
Stock subject to the Plan shall consist of unissued shares or previously  issued shares reacquired and held by the Company or any Subsidiary of the Company,  and such amount of shares of Stock shall be and is hereby reserved for such purpose.
Any of such shares of Stock which may remain unsold and which are not subject to outstanding  Options at the  termination  of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all  times  reserve  a  sufficient  number  of  shares  of  Stock to meet the requirements  of the Plan.  Should any Option expire or be canceled prior to its exercise  in full or should the number of shares of Stock to be  delivered  upon the  exercise  in full of any Option be reduced  for any  reason,  the shares of
Stock theretofore subject to such Option may again be subject to an Option under the Plan.

            Notwithstanding the foregoing,  with respect to any options that are intended to qualify as  performance-based  compensation  under Section 162(m) of the Code,  the maximum  number of shares of stock that may be subject to options granted  under the Plan to any  individual in any calendar year shall not exceed
500,000,   and  the  method  of  counting  such  shares  shall  conform  to  any requirements  applicable to performance-based  compensation under Section 162(m)
of the Code.

            5. TERMS AND CONDITIONS OF OPTIONS.

            Options  granted  under the Plan shall be  subject to the  following
conditions  and  shall  contain  such  additional  terms  and  conditions,   not
inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                        (a) OPTION  PRICE.  The purchase  price of each share of
            Stock  purchasable  under  an  Option  shall  be  determined  by the
            Committee  at the time of grant  but  shall not be less than 100% of the Fair Market  Value (as defined  below) of such share of Stock on the date the Option is granted  in the case of an  Incentive  Option and not less than  100% of the fair  market  value of such  share of
            Stock  on  the  date  the  Option  is  granted  in  the  case  of  a non-Incentive  Option;  PROVIDED,  HOWEVER,  that with respect to an
            Incentive  Option,  in the case of an Optionee who, at the time such
            Option is granted, owns (within the meaning of Section 424(d) of the
            Code)  more  than  10% of the  total  combined  voting  power of all classes  of  stock of the  Company  or of any  Subsidiary,  then the purchase price per share of stock shall be at least 110% of the Fair
            Market  Value  per  share of Stock at the time of  grant,  provided, however,  that if an option granted to the Company's Chief Executive
            Officer  or  to  any  of  the  Company's   other  four  most  highly
            compensation  officers is  intended to qualify as  performance-based compensation under Section 162(m) of the Code, the exercise price of such Option  shall not be less than 100% of the Fair Market Value of such share of Stock on the date the Option is granted.  The purchase price of each share of Stock purchasable under a Nonqualified Option shall not be less than 100% of the Fair  Market  Value of such share of Stock on the date the Option is granted.  The exercise  price for each  incentive  stock  option  shall be  subject to  adjustment  as provided in Section 7 below.  The fair market  value  ("Fair  Market
            Value")  means (i) the closing  price of publicly  traded  shares of
            Stock on the national  securities  exchange on which shares of Stock are  listed  (if the shares of Stock are so listed) or on the Nasdaq
            National Market (if the shares of stock are regularly  quoted on the

                                      -2-

            Nasdaq National Market) on the grant date, or, (ii) if not so listed or  regularly  quoted,  the mean  between  the closing bid and asked prices of publicly  traded  shares of Stock in the  over-the-counter market on the grant  date,  or,  (iii) if such bid and asked  prices shall not be  available,  as reported by any  nationally  recognized quotation service selected by the Company,  or (iv) as determined by the  Committee in a manner  consistent  with the  provisions  of the
            Code. Anything in this Section 5(a) to the contrary notwithstanding, in no event  shall  the  purchase  price of a share of Stock be less than the minimum price permitted under the rules and policies of the securities  exchange  or  automated  quotation  system  on which the shares of Stock are listed.

                        (b) OPTION TERM.  The term of each Option shall be fixed
            by the Committee,  but no Option shall be exercisable  more than ten years after the date such Option is granted; provided, however, that in the case of an Optionee  who, at the time such Option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, then such Incentive Stock
            Option  shall not be  exercisable  with respect to any of the shares subject to such Incentive  Stock Option later than the date which is five years after the date of grant.

                        (c)  EXERCISABILITY.  Subject to  paragraph  (j) of this
            Section 5, Options  shall be  exercisable  at such time or times and subject to such terms and  conditions  as shall be determined by the
            Committee at or after grant.

                        (d) METHOD OF  EXERCISE.  Options  may be  exercised  in
            whole or in part at any time  during  the option  period,  by giving written notice to the Company  specifying the number of shares to be purchased,  accompanied by payment in full of the purchase price, in cash, by check or such other  instrument as may be acceptable to the
            Committee,  including  a cashless  exercise.  As  determined  by the
            Committee,  in its sole  discretion,  at or after grant,  payment in full or in part may  also be made in the form of Stock  owned by the
            Optionee  (based on the Fair Market  Value of the Stock owned by the
            Optionee (based on the Fair Market Value of the Stock on the trading day before the Option is exercised); provided, however, that if such
            Stock was issued  pursuant to the  exercise of an  Incentive  Option under the Plan,  the holding  requirements  for such Stock under the
            Code shall first have been  satisfied.  An  Optionee  shall have the rights to dividends or other rights of a shareholder with respect to shares  subject  to the  Option  after  the  Optionee  (i) has given written notice of exercise and (ii) has paid in full for such shares and becomes a shareholder of record.

                        (e)   TRANSFERABILITY  OF  OPTIONS.  No  Option  granted
            hereunder shall be transferable otherwise than by (i) will, (ii) the laws of descent and  distribution  or (iii)  pursuant to a qualified domestic  relations order as defined by the Internal Revenue Code or
            Title 1 of the Employee  Retirement  Income Security Act of 1986, as
            amended,  or  the  rules  and  regulations  promulgated  thereunder;
            provided however, that to the extent the option agreement provisions do not disqualify  such option for exemption  under Rule 16b-3 under
            the  Act  of  1934,   as  amended,   Nonqualified   Options  may  be
            transferable  during an  Optionee's  lifetime  to  immediate  family members of an optionee,  partnerships in which the only partners are members of the Optionee's  immediate family,  and trusts established solely for the benefit of such  immediate  family  members  with the prior written consent of the Committee.

                        (f) TERMINATION BY DEATH. Unless otherwise determined by
            the  Committee  at  grant,  if any  Optionee's  employment  with the
            Company or any Subsidiary  terminates by reason of death, the Option
            may  thereafter  be  immediately  exercised,   to  the  extent  then
            exercisable  (or on such  accelerated  basis as the Committee  shall determine at or after  grant),  by the legal  representative  of the estate  or by the  legatee  or the  Optionee  under  the will of the
            Optionee,  for a period of one year  from the date of such  death or until the  expiration  of the stated term of such Option as provided under the Plan, whichever period is shorter.

                        (g)   TERMINATION  BY  REASON  OF   DISABILITY.   Unless
            otherwise  determined by the Committee at grant,  if any  Optionee's employment  with the Company or any Subsidiary  terminates by reason of total and permanent  disability as determined under the Company's long term disability policy ("Disability"),  any Option held by such
            Optionee  may  thereafter  be  exercised,   to  the  extent  it  was
            exercisable at the time of termination due to Disability (or on such accelerated  basis  as the  Committee  shall  determine  at or after grant),  but may not be  exercised  after  one year from the date of such  termination of employment or the expiration of the stated term of such  Option,  whichever  period is shorter;  provided,  however, that,  if  the  Optionee  dies  within  such  one-year  period,  any unexercised  Option  held  by  such  Optionee  shall  thereafter  be exercisable to the extent to which it was exercisable at the time of death for a period  of one year  from the date of such  death or for the stated term of such Option, whichever period is shorter.

                                      -3-

                        (h) OTHER  TERMINATION.  Unless otherwise  determined by
            the  Committee  at  grant,  if any  Optionee's  employment  with the
            Company  or any  Subsidiary  terminates  for any  reason  other than
            death,  or  disability,   any  Option  held  by  such  Optionee  may
            thereafter be exercised to the extent it was exercisable at the time of such termination of employment (or on such  accelerated  basis as the Committee  shall  determine at or after  grant),  but may not be exercised  after  one  year  from the  date of such  termination  of employment  or the  expiration  of the stated  term of such  Option, whichever period is shorter.  Notwithstanding the foregoing,  if any
            Optionee's  employment with the Company or any Subsidiary terminates for Cause,  such Option may not be exercised on or after the date of
            such  termination  of  employment.   "Cause"  shall  mean  a  felony
            conviction or the failure of an Optionee to contest  prosecution for a felony or, an Optionee's material dishonesty, or material theft by an Optionee from the Company or its Subsidiaries. The transfer of an
            Optionee  from the employ of the  Company to a  Subsidiary,  or vice versa,  or from one  Subsidiary  to another,  shall not be deemed to constitute a termination of employment for purposes of the Plan.

                        (i) LIMIT ON VALUE OF INCENTIVE  OPTION.  The  aggregate
            Fair Market Value,  determined as of the date the Option is granted, of the Stock for which  Incentive  Options are  exercisable  for the first time by any Optionee  during any calendar  year under the Plan
            (and/or  any  other  stock  option  plans  of  the  Company  or  any
            Subsidiary) shall not exceed $100,000.

                        (j)  DISPOSITION OF INCENTIVE  OPTION SHARES.  The stock
            option agreement evidencing any Incentive Options granted under this
            Plan shall provide that if the Optionee makes a disposition,  within
            the  meaning  of  Section   424(c)  of  the  Code  and   regulations
            promulgated  thereunder,  of any share or shares of Stock  issued to him pursuant to his exercise of an Incentive  Option  granted  under the Plan within the two-year period  commencing on the day after the date of the grant of such  Incentive  Option  or  within a  one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Incentive  option, he shall,  within ten days of such  disposition,  notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

            6. TERM OF PLAN.

            No Option shall be granted pursuant to the Plan on or after December
2, 2007, but Options granted may extend beyond that date.

            7. CAPITAL CHANGE OF THE COMPANY.

            In the event of any merger,  reorganization  or consolidation of the
Company  with one or more  corporations  as a result of which the Company is not the surviving  corporation,  or upon a sale of substantially all of the property or more  than 80% of the  then-outstanding  shares  of Stock of the  Company  to another corporation,  all Options granted under the Plan shall immediately vest.
In the event of a stock  dividend  or  recapitalization,  a change in  corporate structure  affecting  the Stock in a manner other than as set forth in the first sentence  of this  Section  7 or in the  event of a  merger,  reorganization  or consolidation where the Optionee has not held the Option for at last six months, the Committee shall make an appropriate  and equitable  adjustment in the number and kind of shares  reserved for  issuance  under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionees's  proportionate  interest shall be maintained as immediately  before the occurrence of such event.  The adjustments described  above  will be made only to the  extent  consistent  with  continuted qualification  of the  Option  under  Section  422 of the  Code  (in the case of
Incentive Options) or as provided in Section 162 (m) and 409A of the Code.

            8. PROPORTIONATE ADJUSTMENTS.

            If the outstanding shares of Stock are increased, decreased, changed into or  exchanged  into a  different  number  or kind of  shares  of  Stock  or
securities   of   the   Company   through   reorganization,    recapitalization,
reclassification,  stock  dividend,  stock split,  reverse  stock split or other similar transaction,  an appropriate and proportionate  adjustment shall be made to the  maximum  number and kind of shares of Stock as to which  Options  may be granted under this Plan. A corresponding  adjustment changing the number or kind of shares of Stock allocated to unexercised  Options or portions thereof,  which shall have been granted prior to any such change,  shall  likewise be made.  Any such adjustment in the  outstanding  Options shall be made without change in the purchase  price  applicable  to the  unexercised  portion of the  Option  with a corresponding adjustment in the exercise price of the shares of Stock covered by the Option.  Notwithstanding the foregoing, there shall be no adjustment for the issuance of shares of Stock on conversion of notes,  preferred stock or exercise of warrants or shares of Stock issued by the Board for such consideration as the
Board deems  appropriate.  The adjustments  described above will be made only to the extent consistent with continuted  qualification of the Option under Section
422 of the Code (in the case of Incentive Options) or as provided in Section 162
(m) and 409A of the Code.

                                       -4-

            9. TAXES.

               The Company may make such provisions as it may deem  appropriate, consistent with applicable law, in connection with any Options granted under the
Plan with respect to the withholding of any taxes or any other tax matters.

            10. EFFECTIVE DATE OF PLAN.

               The Plan shall be effective on December 2, 1997 (the date that it was approved by the Board), provided,  however, that the Plan shall subsequently be  approved  by  majority  vote of the  Company's  shareholders  not later than
December 1, 1998.

            11. AMENDMENT AND TERMINATION.

               The Board may amend,  suspend, or terminate the Plan, except that no amendment  shall be made which would  impair the right of any Optionee  under any Option theretofore granted without his consent, and except that no amendment shall be made which, without the approval of the shareholders, would:

                (a)    materially  increase  the  number of shares  which may be
            issued under the Plan, except as is provided in Sections 7 and 8;

                (b)    materially   increase  the   benefits   accruing  to  the
            Optionees under the Plan;

                (c)    materially  modify the requirements as to eligibility for
            participation in the Plan;

                (d)    decrease  the exercise  price of an  Incentive  Option to
            less than 100% of the Fair Market Value on the date of grant thereof or the exercise price of a Nonqualified  option to less than 100% of the Fair Market Value on the date of grant thereof; or

                (e)    extend the Option term provided for in Section 5(b).

            The Committee may also substitute new Options for previously granted
Options,   including  options  granted  under  other  plans  applicable  to  the participant  and previously  granted  Options having higher option prices,  upon such terms as the Committee may deem appropriate.

            Except to the extent expressly required or permitted by the Plan, no amendment  of  the  Plan  or  an  Option  will,  without  the  approval  of  the stockholders of the Company,  effectuate a change for which stockholder approval is required in order for the Plan or Option to continue to qualify for the award of incentive  stock  options  under  Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code.

            It is the intention of the Board that the Plan comply  strictly with the  provisions of Section 409A of the Code and Treasury  Regulations  and other
Internal  Revenue  Service  guidance  promulgated  thereunder (the "Section 409A
Rules") and the Committee  shall  exercise its  discretion  in granting  Options hereunder (and the terms of such Options) accordingly. The Plan and any grant of an Option hereunder may be amended from time to time (without, in the case of an
Option,  the consent of the  Optionee)  as may be necessary  or  appropriate  to comply with the Section 409A Rules.

            12. GOVERNMENT REGULATIONS.

            The Plan,  and the granting and exercise of Options  hereunder,  and the  obligation  of the Company to sell and deliver  shares under such  Options, shall be subject to all  applicable  laws,  rules and  regulations,  and to such approvals by any governmental  agencies or national securities  exchanges as may be required.

            13. GENERAL PROVISIONS.

                  (a)  CERTIFICATES.   All  certificates  for  shares  of  Stock
            delivered  under the Plan shall be  subject  to such stock  transfer orders and other  restrictions  as the Committee may deem  advisable
            under  the  rules,  regulations,   and  other  requirements  of  the
            Securities  and Exchange  Commission,  any stock exchange upon which the  Stock  is then  listed,  and any  applicable  Federal  or state securities  law, and the  Committee may cause a legend or legends to be placed on any such certificates to make appropriate  reference to such restrictions.

                                      -5-

                  (b)  EMPLOYMENT  MATTERS.  The  adoption of the Plan shall not confer upon any Optionee of the Company or any Subsidiary, any right to  continued  employment  (or,  in  case  the  Optionee  is  also a director,

            continued retention as a director) with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any  Subsidiary to terminate the employment of any of its employees at any time.

                  (c)  LIMITATION  OF  LIABILITY.  No member of the Board or the
            Committee,  or any  officer or  employee  of the  Company  acting on behalf of the Board or the Committee, shall be personally liable for any action,  determination,  or interpretation taken or made in good faith with respect to the Plan,  and all members of the Board of the
            Committee and each and any officer or employee of the Company acting on their  behalf  shall,  to the extent  permitted  by law, be fully indemnified  and  protected  by the  Company  in respect of any such action, determination or interpretation.

                  (d)  REGISTRATION   OF   STOCK.   Notwithstanding   any  other
            provision in the Plan,  no Option may be exercised  unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable  state  securities  laws, or are,  in the  opinion of counsel to the  Company,  exempt  from such registration.  The  Company  shall  not be under any  obligation  to register under applicable federal or state securities laws any Stock to be issued upon the exercise of any Option granted  hereunder,  or to comply with an appropriate exemption from registration under such laws in order to permit the  exercise of an Option and the  issuance and sale of the Stock subject to such Option,  however,  the Company may in its sole  discretion  register such Stock at such time as the
            Company shall determine.  If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an a appropriate restrictive legend  restricting the transfer or pledge of the Stock  represented thereby,  and the Committee may also give appropriate  stop-transfer instructions to the transfer agent to the Company.

                                       -6-